American Standard Energy Corp Terminates Letter of Intent to Acquire Cross Border Resources

DECEMBER 19, 2011 SCOTTSDALE, AZ – American Standard Energy Corp (the “Company”) (OTCBB:ASEN), announced today the termination of the previously disclosed letter of intent to acquire Cross Border Resources, Inc.  The termination is effective December 16, 2011.  There were no penalties as a result of the early termination.

About American Standard Energy:

American Standard Energy Corp. is an Oil and Gas exploration and production company based in Scottsdale, AZ. ASEN's primary focus is balanced between their controlling in the Permian and their non-op interest in the Bakken and Eagle Ford oil shale resource prospects in the continental United States. ASEN currently controls approximately 40,100 net acres in the following three primary prospect areas:

•	32,400 core net acres targeting the Bakken/Three Forks in North Dakota;

•	6,500 net acres targeting the Permian formation in West Texas;

•	1,200 net acres targeting a specific Eagle Ford prospect in South Texas;

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act").  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, our ability to raise capital, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:
Investor Relations
Jon Kruljac
GVC Advisors
(303) 694-0862